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                CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 27, 1999, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity
Trust REIT Portfolio Series 99-4 (Registration Statement No. 333-87327), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.

Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
October 27, 1999